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                                  Exhibit 23.3
                                  ------------


     We hereby consent to the filing of our opinion with the Securities and Exchange Commission as Exhibit 8.2 to the Registration Statement on Form S-4 and to the reference to our name under several captions in the joint proxy statement/prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.



                                             /s/LeClair Ryan, P.C.
                                             LeClair Ryan, P.C.


November 19, 2001